Exhibit 1.1

Rackspace Technology, Inc.

Common Stock

Underwriting Agreement

[•], 2020

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street,

New York, New York 10282

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Rackspace Technology, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] shares and, at the election of the Underwriters, up to [•] additional shares of common stock, par value $0.01 per share (“Stock”), of the Company. The aggregate of [•] shares to be sold by the Company is herein called the “Firm Shares” and the aggregate of [•] additional shares to be sold by the Company is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S–1 (File No. 333-239794) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(iii) For the purposes of this Agreement, the “Applicable Time” is [•] (New York City time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication listed on Schedule II(c) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv) [Reserved];

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(vi) Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with their business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus and except as disclosed therein, there has not been (x) any change in the capital stock (other than as a result of (A) the exercise or settlement (including any “net” or “cashless” exercises or settlements), if any, of stock options or restricted stock units or the award, if any, of stock options, restricted stock units or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus, (B) the repurchase, if any, by the Company of shares of common stock granted under the Company’s equity plans or pursuant to an agreement providing for an option to repurchase or a right of first refusal on behalf of the Company, or (C) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus) or, except as disclosed in or contemplated by the Pricing Prospectus and the Prospectus, long term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(vii) The Company and its subsidiaries have good and marketable title to all personal property owned by them (other than Intellectual Property, which is addressed in subsection (xxvi)), in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under, to the Company’s knowledge, valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (B) the application of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(viii) Each of the Company and each of its subsidiaries has been (i) duly organized and is validly existing and in good standing (to the extent such concept is recognized in such jurisdiction) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept is recognized in such jurisdiction) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clause (i) with respect to each subsidiary only or clause (ii) with respect to each of the Company and each of its subsidiaries, where the failure to be so qualified, validly existing or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Act has been listed in the Registration Statement;

(ix) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concept is applicable) and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all material liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(x) The Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

(xi) The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (A) and (C), for such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements, the approval for listing of the Shares on the Exchange (as defined below) and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xii) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organization document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (i), with respect to the Company’s subsidiaries only, (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiii) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Income Tax Considerations”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents specifically referred to therein and subject to the qualifications, exceptions, assumptions and limitations described therein, are accurate, complete and fair in all material respects;

(xiv) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xv) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(xvi) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xvii) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xviii) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law);

(xix) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(xx) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxi) This Agreement has been duly authorized, executed and delivered by the Company;

(xxii) None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law;

(xxiii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxiv) None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized, or resident in a country or territory that is the subject or target of Sanctions, and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(xxv) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects the information required to be stated therein in accordance with GAAP. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxvi) (i) the Company and its subsidiaries own or possess or, to the knowledge of the Company, can obtain on reasonable terms adequate rights to use any and all patents, trademarks, service marks, trade names, domain names, copyrights, software, licenses, know-how (including any trade secrets and any other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other technology and intellectual property or similar proprietary rights, including any and all registrations and applications for registration thereof and any and all goodwill associated therewith (collectively, “Intellectual Property”), in each case used by them or otherwise necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted by them as described in the Registration Statement, the Pricing Prospectus and the Prospectus (the “Company Intellectual Property”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries (A) has infringed, misappropriated or otherwise violated any Intellectual Property of any third party (other than with respect to any Open Source Software); (B) has, to the Company’s knowledge, infringed, misappropriated or otherwise violated any Intellectual Property of any third party with respect to any Open Source Software; or (C) is aware of any Intellectual Property that would render any Company Intellectual Property invalid, unenforceable or inadequate to protect the interest of the Company and any of its subsidiaries therein; (iii) all Company Intellectual Property is valid and enforceable, except, in the case of this subsection (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) to the Company’s knowledge, no third party has materially infringed, misappropriated or otherwise violated any material Company Intellectual Property; (v) all Company Intellectual Property owned by the Company or any of its subsidiaries is owned solely and exclusively by the Company or one of its subsidiaries free and clear of all liens, encumbrances, defects or other restrictions, and there are no third parties who have ownership rights or rights to use, or have a claim over, any Company Intellectual Property, except, in the case of this subsection (v), (A) for the retained rights of the owners of Company Intellectual Property which is licensed to the Company or its subsidiaries, (B) for the rights of customers, licensees, resellers and other channel partners to use Company Intellectual Property in the ordinary course, consistent with past practice (C) as it relates to Open Source Software or (D) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vi) there is no pending, or to the Company’s knowledge, threatened, action, suit, proceeding or claim by any third party (A) challenging the Company’s or any of its subsidiaries’ rights in or to any Company Intellectual Property, (B) challenging the ownership, validity, enforceability or scope of any Company Intellectual Property or (C) alleging that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property rights of others, in each case, except, in the case of this subsection (vi), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vii) the Company and its subsidiaries have taken commercially reasonably steps consistent with prevalent industry practices to (A) ensure that no material Company Intellectual Property has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries, or otherwise in violation of the rights of any persons and (B) secure interests in any material Company Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to the Company or any of its subsidiaries, including the execution of valid assignment agreements or licenses for the benefit of the Company and/or its subsidiaries by such employees, consultants, agents and contractors under which they have assigned or licensed to the Company or its subsidiaries all of their right, title and interest in and to any material Company Intellectual Property and the rights associated therewith; (viii) there are no outstanding options, licenses or binding agreements of any kind relating to the Company Intellectual Property owned by the Company or any of its subsidiaries that are required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and are not so described; (ix) the Company and its subsidiaries are not a party to or bound by any options, licenses or binding agreements with respect to any Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and are not so described; (x) the Company and its subsidiaries have taken commercially reasonable steps in accordance with prevalent industry practice to maintain the confidentiality of all material Company Intellectual Property the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof, including any trade secrets and confidential information owned, used or held for use by the Company or any of its subsidiaries that the Company in its reasonable business judgment wishes to maintain as trade secrets, and (xi) no material proprietary software source code included in the Company Intellectual Property (other than any Open Source Software) has been disclosed other than to employees, consultants, agents and contractors in the course of their services to the Company or any of its subsidiaries, all of whom are bound by industry standard confidentiality obligations with respect to such material proprietary software source code and whose rights to use such source code are limited to use for the benefit of the Company or its subsidiaries, and the Company and its subsidiaries have taken commercially reasonable steps in accordance with prevalent industry practice to maintain the confidentiality of such source code;

(xxvii)     The information technology systems, networks, equipment and software used by the Company and its subsidiaries in their respective businesses, (collectively, the “IT Assets”) are reasonably adequate for the operation of the respective businesses of the Company and its subsidiaries as currently conducted and as proposed to be conducted by them as described in the Registration Statement, the Pricing Prospectus and the Prospectus. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the IT Assets (i) operate and perform in accordance with their documentation and functional specifications and otherwise as required by the Company’s and its subsidiaries’ respective businesses as currently conducted and as proposed to be conducted by them as described in the Registration Statement, the Pricing Prospectus and the Prospectus, (ii) have not malfunctioned or failed since the Company’s inception, and (iii) are subject to industry standard scans for, and are free and clear of, all viruses, “back doors,” “Trojan horses,” “time bombs, “worms,” “drop dead devices” or other software or hardware components that are designed or intended to interrupt use of, permit unauthorized access to, or disable, damage or erase, any software or data of the business of the Company or any of its subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have implemented and are in compliance with commercially reasonable information technology security, backup and disaster recovery technology, processes, policies and procedures consistent with prevalent industry practices. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there has been no breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation, modification or other compromise or misuse of or relating to any IT Asset or data used in connection with the operation of the Company’s and its subsidiaries’ businesses since the Company’s inception;

(xxviii) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with regard to the Company’s and its subsidiaries’ receipt, collection, handling, processing, sharing, transfer, usage, import, export, disclosure, interception, security, storage and disposal of personal, personally identifiable, household, sensitive, confidential or regulated data, or any other information that (x) identifies or relates to a distinct individual, user account or device, including, without limitation, IP addresses, mobile device identifiers, geolocation information and website usage activity data or (y) is directly linked to any such information (collectively, “Personal and Device Data”), (i) the Company and its subsidiaries comply, and at all times have complied, with all of the Company’s privacy policies, contractual obligations, applicable laws (including the European Union General Data Protection Regulation), statutes, regulations, rules, judgments and orders of any court or arbitrator or other governmental or regulatory authority and any other legal obligations (“Privacy Legal Obligations”); (ii) the Company and its subsidiaries (A) have implemented commercially reasonable policies and procedures designed to ensure the Company and its subsidiaries comply with such Privacy Legal Obligations, (B) take appropriate steps that are reasonably designed to assure compliance with such policies and procedures and (C) such policies and procedures comply with all Privacy Legal Obligations; (iii) the Company and its subsidiaries maintain, and at all times have maintained, reasonable data security policies and procedures designed to protect the confidentiality, security, and integrity of Personal and Device Data and to prevent unauthorized use of and access to Personal and Device Data; (iv) the Company and its subsidiaries have required and do require all third parties to which they provide any Personal and Device Data to maintain the privacy and security of such Personal and Device Data, including by contractually requiring such third parties to protect such Personal and Device Data from unauthorized access, use and/or disclosure; and there has been no unauthorized access to, or use or disclosure of, Personal and Device Data maintained by or for the Company or its subsidiaries; (v) the Company has not received any notification of or complaint regarding, and is unaware of any other facts that would reasonably indicate, non-compliance with any Privacy Legal Obligation; and (vi) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by or before any court or governmental agency, authority or body alleging non-compliance with any Privacy Legal Obligation;

(xxix) (i) The Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) neither the Company nor any of its subsidiaries use or distribute, or have used or distributed, any Open Source Software in any manner that, to the knowledge of the Company, requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any proprietary products or services of the Company or any of its subsidiaries, or of any proprietary software code or other technology owned by the Company or any of its subsidiaries or (B) any proprietary products or services of the Company or any of its subsidiaries, or any proprietary software code or other technology owned by the Company or any of its subsidiaries, to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge or minimum charge, except, (x) in the case of each of (A) and (B) above, for the Open Source Software themselves (and any derivatives thereof), and (y) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees, to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[•], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below)

with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [•], 2020 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is, based on the advice of counsel, required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address the Underwriters shall furnish to the Company) as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act), which may be satisfied by filing on the Commission’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system;

(e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing; provided that confidential or non-public submissions to the Commission of any registration statements under the Act may be made if and only if (w) no public announcement of such confidential or non-public submission shall be made, (x) if any demand was made for, or any right exercised with respect to, such registration of shares of Stock or securities convertible, exercisable or exchangeable into Stock, no public announcement of such demand or exercise of rights shall be made, (y) the Company shall provide written notice at least two business days prior to such confidential or non-public submission to Goldman Sachs & Co. LLC and (z) no such confidential or non-public submission shall become a publicly filed registration statement during the Company Lock-Up Period, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (a) the Shares to be sold hereunder (b) the issuance by the Company of shares of Stock upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, (c) the issuance by the Company of shares of Stock, options to purchase shares of Stock, including nonqualified stock options and incentive stock options, and other equity incentive compensation, including restricted stock or restricted stock units, stock appreciation rights, dividend equivalents and Stock-based awards, pursuant to equity plans or similar plans described in the Pricing Prospectus and the Prospectus, (d) any shares of Stock issued upon the exercise of options or the settlement of restricted stock units or other equity-based compensation described in clause (c) granted under such equity plans or similar plans described in the Pricing Prospectus and the Prospectus, or under equity plans or similar plans of companies acquired by the Company in effect on the date of acquisition, (e) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to the terms of such equity plans or similar plans, (f) the issuance by the Company of shares of Stock or securities convertible into shares of Stock in connection with an acquisition or business combination, provided that the aggregate number of shares of Stock issued pursuant to this clause (f) during the Lock-Up Period shall not exceed 5% of the total number of shares of Stock issued and outstanding on the closing date of the offering, and provided further that, in the case of any issuance pursuant to this clause (f), any recipient of shares of Stock shall have executed and delivered to the Representatives a lock-up letter as described in Section 8(i), and (g) the issuance of shares of Stock pursuant to the Datapipe Merger Agreement (as defined in the Preliminary Prospectus)), provided that, any shares issued pursuant to this clause (g), will be subject to the lock-up letter as described in Section 8(i), without the prior written consent of Goldman Sachs & Co. LLC;

(ii) If Goldman Sachs & Co. LLC, in its sole discretion, agrees to release or waive the restrictions in lock-up letters pursuant to Section 1(b)(iv) or Section 8(i) hereof, in each case for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;

(f) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders ‘ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information generally available on its website or by filing such information on EDGAR;

(g) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that the Company shall not be required to provide documents that are available through EDGAR or the provision of which would require public disclosure by the Company under Regulation FD and provided, further, that the Company may satisfy the requirements of this clause by making any such report, communication or information generally available on its website;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its reasonable best efforts, subject to official notice of issuance, to list for trading the Shares on the Nasdaq Stock Market (the “Exchange”);

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a); and

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks or corporate logo, as applicable (the “Company Marks”) for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned, sublicensed or transferred. The Underwriters agree that the Company has the right to approve in advance all uses and placements of its trademarks, servicemarks and logos on this website, which approval shall not be unreasonably withheld. All goodwill arising from any Underwriter’s use of the Company Marks shall inure solely for the benefit of the Company.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications;

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented out-of-pocket fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable and documented out-of-pocket fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory, Inc. Authority (“FINRA”) of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay (i) all of their own costs and expenses, including the fees and disbursements of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make, and (ii) in connection with any “road show” undertaken in connection with the marketing of the offering of the Shares, the travel, lodging and meal expenses of the Underwriters; provided, however the Representatives and the Company agree that the Underwriters shall pay or cause to be paid fifty (50%) of the cost of any aircraft chartered with the consent of the Representatives in connection with such road show.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to the Representatives their written opinion and negative assurance letter, each dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter (a form of such opinion and negative assurance letter is attached as Annex II(a) and II(b), respectively hereto), each dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives;

(e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with their business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock (other than as a result of (A) the exercise or settlement (including any “net” or “cashless” exercises or settlements), if any, of stock options or restricted stock units or the award, if any, of stock options, restricted stock units or restricted stock in the ordinary course of business, pursuant to the Company’s equity plans that are described in the Pricing Prospectus, (B) the repurchase, if any, by the Company of shares of common stock granted under the Company’s equity plans or pursuant to an agreement providing for an option to repurchase or a right of first refusal on behalf of the Company, or (C) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus) or long-term debt of the Company and its subsidiaries, taken as a whole, or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(i) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from all directors, executive officers, and each stockholder of the Company listed on Schedule III hereto, substantially to the effect set forth in Annex III hereto in form and substance satisfactory to the Representatives;

(j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k) The Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company, reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as the Representatives may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section 8 and as to such other matters as the Representatives may reasonably request; and

(l) At each Time of Delivery, the Company shall have furnished or caused to be furnished to the Representatives a certificate of the Chief Financial Officer of the Company, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [third] paragraph under the caption “Underwriting”, and the information contained in the [third, sixth and fourteenth] paragraph under the caption “Underwriting”.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall, without the written consent of the indemnifying party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder, and no indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent, in each case which consent shall not be unreasonably withheld, conditioned or delayed.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters through the Representatives for all reasonable and documented out-of-pocket expenses approved in writing by the Representatives, including reasonable and documented out-of-pocket fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC on behalf of the Underwriters as the Representatives.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to (i) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department (fax: +1 (212) 291-5175); (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax: +1 (646) 291-1469); and (iii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179 (fax: +1 (212) 622-8358), Attention: Syndication Department; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary, with a copy for informational purposes only to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019, facsimile (212) 492-0588, Attention: Brian M. Janson, Esq.; and if to any stockholder, director or officer that has delivered a lock-up letter described in Section 8(i) hereof shall be delivered or sent by mail to such address as such stockholder, director or officer provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by such Underwriter on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at (i) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Control Room; (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; and (iii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Syndication Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the understanding of the Representatives, please sign and return to us six counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that acceptance by the Representatives of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature page follows]

Very truly yours,

RACKSPACE TECHNOLOGY, INC.

By:
Name:
Title:

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
Evercore Group L.L.C.
Barclays Capital Inc.
BMO Capital Markets Corp.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.
LionTree Advisors LLC
Siebert Williams Shank & Co., LLC
Drexel Hamilton, LLC
Apollo Global Securities, LLC

Total

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

Electronic Roadshow dated [•], 2020

(b) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $[•].

The number of Firm Shares purchased by the Underwriters is [•].

The number of Optional Shares to be sold by the Company at the option of the Underwriters is [•].

(c) Written Testing-the-Waters Communications

SCHEDULE III

[        ]

ANNEX I

FORM OF PRESS RELEASE

Rackspace Technology, Inc.

[Date]

Rackspace Technology, Inc. (the “Company”) announced today that Goldman Sachs & Co. LLC, the lead book-running manager in the recent public sale of [•] shares of the Company’s common stock, is [waiving] [releasing] a lock-up restriction with respect to [•] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [•], 20[•], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX II(a)

FORM OF OPINION OF COUNSEL FOR THE COMPANY

ANNEX II(b)

FORM OF NEGATIVE ASSURANCE LETTER OF COUNSEL FOR THE COMPANY

ANNEX III

FORM OF LOCK-UP AGREEMENT

________, 2020

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re: Rackspace Technology, Inc.—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”) with Rackspace Technology, Inc., a Delaware corporation (the “Company”), providing for a public offering of shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned shall not (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares of Common Stock or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock of the Company or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) Goldman Sachs & Co. LLC agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Goldman Sachs & Co. LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs & Co. LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may Transfer shares of Common Stock of the Company or Derivative Instruments (and engage in or cause any action or activity described in clause (i) of the second paragraph of this Lock-Up Agreement or transaction or arrangement described in clause (ii) of the second paragraph of this Lock-Up Agreement) during the Lock-Up Period:

(i)

as a bona fide gift or gifts, or as charitable contributions, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, and provided further that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than a Form 5, which shall not be filed on or prior date that is 120 days after the date set forth on the final prospectus used to sell the Shares), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

(ii)

to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, provided further that any such transfer shall not involve a disposition for value, and provided further that, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction;

(iii)

to any beneficiary of or estate of a beneficiary of the undersigned pursuant to a trust, will or other testamentary document or applicable laws of descent, provided that the beneficiary or the estate of a beneficiary thereof agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transaction shall not involve a disposition for value and that no filing under Section 16(a) of the Exchange Act (other than a Form 5, which shall not be filed on or prior to the date that is 120 days after the date set forth on the final prospectus used to sell the Shares), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

(iv)

to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all the outstanding equity securities or similar interests, provided that such partnership, limited liability company or other entity agrees to be bound in writing by the restrictions set forth herein, and provided further that no filing under Section 16(a) of the Exchange Act (other than a Form 5, which shall not be filed on or prior to the date that is 120 days after the date set forth on the final prospectus used to sell the Shares), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

(v)

by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee or transferees thereof agree to be bound in writing by the restrictions set forth herein, and provided further that no filing under Section 16(a) of the Exchange Act (other than a Form 5, which shall not be filed on or prior to the date that is 120 days after the date set forth on the final prospectus used to sell the Shares), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

(vi)

in transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the public offering or from the Underwriters in the public offering, provided that no filing under Section 16(a) of the Exchange Act (other than a Form 5, which shall not be filed on or prior to the date that is 120 days after the date set forth on the final prospectus used to sell the Shares) or any other public filing or disclosure by or on behalf of the undersigned shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of Common Stock or other securities acquired in such transactions;

(vii)

by (A) the exercise of stock options solely with cash granted pursuant to equity incentive plans described in the Registration Statement, and the receipt by the undersigned from the Company of shares of Common Stock upon such exercise; (B) transfers of shares of Common Stock to the Company upon the “net” or “cashless” exercise of stock options or other equity awards granted pursuant to equity incentive plans described in the Registration Statement; (C) transfers of shares of Common Stock of the Company for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to any award of equity-based compensation granted pursuant to the Company’s equity incentive plans; or (D) forfeitures of shares of Common Stock to the Company to satisfy tax withholding requirements of the undersigned or the Company upon the vesting, during the Lock-Up Period, of equity based awards granted under equity incentive plans or pursuant to other stock purchase arrangements, in each case described in the Registration Statement; provided that, in each case, the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock Up Agreement, and provided further that, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction;

(viii)

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock after the consummation of the public offering, involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s shares of Common Stock shall remain subject to the provisions of this Lock-Up Agreement;

(ix)

to the Company in connection with the repurchase by the Company from the undersigned of shares of Common Stock of the Company or Derivative Instruments pursuant to a repurchase right arising upon the termination of the undersigned’s employment with the Company; provided that such repurchase right is pursuant to contractual agreements with the Company; and provided further that, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction;

(x)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of Common Stock during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Lock-Up Period;

(xi)

if the undersigned is a corporation, partnership, limited liability company or other business entity, by (A) distributions of shares of Common Stock or any Derivative Instrument to limited partners, general partners, members, stockholders holders of similar interests of the undersigned (or in each case its nominee or custodian) or to any investment holding company controlled or managed by the undersigned or (B) transfers of shares of Common Stock or any Derivative Instrument to affiliates (as defined in Rule 405 of the Securities Act of 1933, as amended); provided that (x) each distributee and transferee agrees to be bound in writing by the restrictions set forth herein, (y) such distribution or transfer shall not be a disposition for value, and (z) no filing under Section 16(a) of the Exchange Act (other than a Form 5, which shall not be filed on or prior to the date that is 120 days after the date set forth on the final prospectus used to sell the Shares), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

(xii)

[to any third-party pledgee in a bona fide transaction as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates or any similar arrangement relating to a financing arrangement for the benefit of the undersigned and/or its affiliates;][1]

(xiii)

[(a) pursuant to a bona fide loan or pledge (i) pursuant to clause (xiii)(b) below or (ii) that is in effect on the date hereof and has been disclosed to Goldman Sachs & Co. LLC and (b) as a grant or maintenance of a bona fide lien, security interest, pledge or other similar encumbrance (each, a “Pledge”) of any shares of Common Stock of the Company or Derivative Instruments owned by the undersigned to a nationally or internationally recognized financial institution (an “Institution”) in connection with a loan to the undersigned; provided, however, that (A) the undersigned and its affiliates shall not Pledge shares of Common Stock

[1]	Not included in lock-up signed by directors and officers.

of the Company or Derivative Instruments resulting in a loan to value in excess of 50%; and (B) the undersigned or the Company, as the case may be, shall provide Goldman Sachs & Co. LLC prior written notice informing them of any public filing, report or announcement made by or on behalf of the undersigned or the Company with respect thereto;][2]

(xiv)

transfers to the undersigned’s employer or any affiliate of the undersigned’s employer (“Employer”) of shares of Common Stock of the Company or any Derivative Instrument which the undersigned received as compensation in his capacity as a member of the Company’s board of directors; provided that (i) such transfer is pursuant to the terms of an employment arrangement of the undersigned with the Employer, (ii) the Employer shall sign and deliver a lock-up agreement substantially in the form of this lock-up agreement in respect of such shares of Common Stock or such other securities transferred to the Employer pursuant to this clause, and (iii) if required, any public announcement or filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing related to a transfer made pursuant to the circumstances described in this clause and no other public announcement or filing shall be required or shall be voluntarily made during the Lock-Up Period; or

(xv)	with the prior written consent of Goldman Sachs & Co. LLC on behalf of the Underwriters,

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, and “change of control” shall mean any bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the board of directors of the Company the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, shall become, after the closing of the transaction, the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company.

[In the event that Goldman Sachs & Co. LLC releases or waives, in full or in part, restrictions on any officer, director or holder of at least five percent (5%) or more of the then outstanding Common Stock (measured as of the date of the Triggering Release (as defined below) and taking into account holdings of affiliates) (a “Triggering Shareholder”) in any lock-up or similar agreement signed by such Triggering Shareholder for the benefit of the Underwriters (a “Triggering Release”), then such restrictions on the undersigned shall be automatically released or waived (subject, if the undersigned is a director or officer of the Company, to any required notice and announcement procedures provided for in the third paragraph of this Lock-Up Agreement) on the Release Date (as defined below) to the same extent and on substantially similar terms with respect to the same percentage of the then outstanding Common Stock and/or Derivative Securities, as applicable, of the undersigned as the percentage of the then outstanding Common Stock and/or Derivative Securities, as applicable, being released or waived in the Triggering Release represents with respect to the then outstanding Common Stock and/or Derivative Securities, as applicable, held by the Triggering Shareholder at the time of the request of the Triggering Release. The provisions of this paragraph will not apply in the event of any underwritten secondary public offering of the Company’s Common Stock during the Lock-Up Period, whether or not such offering or sale is wholly or partially a secondary offering (the “Underwritten Sale”) for purposes of allowing such released owner to participate in such Underwritten Sale; provided, that the undersigned is offered the opportunity to participate in such Underwritten Sale in accordance with the terms of the Registration Rights Agreement, among the Company and the investors and holders set forth therein, as may be amended from time to time, and, if the undersigned so elects to participate in such Underwritten

[2]	Not included in lock-up signed by directors and officers.

Sale, the undersigned is hereby released from the restrictions herein with respect to the Undersigned’s Shares included in such Underwritten Sale; provided, further, that any of the Undersigned’s Shares that are released for such Underwritten Sale but not sold in such Underwritten Sale shall be subject to this Lock-Up Agreement immediately following such Underwritten Sale. Goldman Sachs & Co. LLC shall use commercially reasonable efforts to provide at least three business days’ notice to the undersigned prior to the effective date of such release or waiver (the effective date of such release or waiver, the “Release Date”), stating the percentage of shares of Common Stock and/or Derivative Securities, as applicable, held by such person or entity to which such release or waiver applies, and in any event shall provide such notice no later than the Release Date; provided that the failure to provide such notice shall not delay or otherwise affect the effectiveness of the release or waiver of the undersigned on the Release Date or give rise to any claim or liability against the Representatives or the Underwriters.]3

The undersigned now has, and, except as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s shares of Common Stock of the Company, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock of the Company except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the public offering of the securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the public offering, the Representatives and the other Underwriters are not making a recommendation to you to participate in the public offering or sell any Shares at the price determined in the public offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

This Lock-Up Agreement will automatically terminate upon the earliest to occur, if any, of (a) the date that the Company advises Goldman Sachs & Co. LLC, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the public offering, (b) the date that Goldman Sachs & Co. LLC advises the Company, in writing, prior to the execution of the Underwriting Agreement, that the Underwriters have determined not to proceed with the public offering (c) the date of termination of the Underwriting Agreement if prior to the closing of the public offering, or (d) September 30, 2020 if the public offering of the Shares has not been completed by such date.

[3]	Not included in lock-up signed by directors and officers.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

Contact Information for Notice